EXECUTION VERSION

THIRD LOAN AND SECURITY AGREEMENT

THIS THIRD LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of March 2, 2011 (the “Effective Date”) is entered into by and between (i) deltathree, Inc., a Delaware corporation, Delta Three Israel, Ltd., an Israeli company (the “Israeli Subsidiary”), (ii) DME Solutions, Inc., a New York corporation (jointly and severally, the “Borrower”), and (iii) D4 Holdings, LLC, a Delaware limited liability company (“Lender ”).

RECITALS

WHEREAS, Lender is a shareholder of deltathree, Inc.;

WHEREAS, Borrower has entered into (i) that certain Loan and Security Agreement dated as of March 1, 2010, among Borrower and Lender (the “First Loan Agreement”) for advances from the Lender in an aggregate principal amount not to exceed $1,200,000; and (ii) that certain Second Loan and Security Agreement dated as of August 10, 2010 (the “Second Loan Agreement”) for advances from the Lender in an aggregate principal amount not to exceed $1,000,000 (the First Loan Agreement and the Second Loan Agreement are referred to collectively as the “Existing Loan Agreements ”);

WHEREAS, Borrower has requested that Lender make advances to Borrower under this Agreement from time to time in an aggregate principal amount thereof not to exceed one million six hundred thousand dollars ($1,600,000) (the “Maximum Principal Amount”); and

WHEREAS, Lender is willing to make such advances to Borrower on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, hereby agree as follows:

1.           Loans and Convertible Promissory Note.

(a)           Commitment to Lend.  Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make advances to Borrower (each a “Loan Advance” and collectively, the “Loan Advances”) from time to time, during the period beginning on the date hereof and ending on March 2, 2014  (the “Draw Period”), in an amount up to, but not to exceed, the Maximum Principal Amount in the aggregate, for the purposes stated herein only.  During the Draw Period, subject to the terms and conditions of this Agreement, Borrower may borrow, in increments of no less than $100,000, amounts up to the Maximum Principal Amount at any time and from time to time; provided however, that the Lender shall not be required to make more than $400,000 in Loan Advances hereunder to Borrower during any thirty day period.

(b)           Convertible Promissory Note.  The Loan Advances made by Lender hereunder shall be evidenced by the duly executed Convertible Promissory Note of Borrower to Lender, dated as of the date hereof in an original principal amount up to the Maximum Principal Amount and in the form attached hereto as Exhibit A (as amended, modified, extended, renewed or replaced from time to time, the “Note”).

(c)           Repayments.  Borrower shall pay in full any outstanding principal amount, all accrued but unpaid interest, and all other Obligations on the Maturity Date. Outstanding principal amounts may not be prepaid (in whole or in part) unless Borrower notifies Lender in writing no less than 90 days prior to any such prepayment, and prepayment may be made only to the extent the Lender has not elected to exercise its right to convert outstanding principal into shares of the Borrower’s common stock as set forth in the Note.

(d)           Payment of Interest.

 (i)          Subject to Section 7(b)(ii), the principal amount outstanding under each Loan Advance shall accrue interest from the date of issuance of such Loan Advance until the Maturity Date at the rate of twelve percent (12%) per annum, compounding daily. The initial payment of interest shall be due on the first calendar day of the month following the first Loan Advance under this Agreement, and payment of accrued interest shall be due on the first calendar day of each month thereafter.

 (ii)         Interest will be computed on the basis of a year deemed to consist of 360 days and shall be paid for the actual number of days elapsed.

(e)           Subordination of Payments.  No repayment of principal under this Agreement or the Note issued hereunder shall be made by the Borrower unless and until all Obligations under the Existing Loan Agreements shall have been indefeasibly paid in full.  The foregoing shall in no way limit the right of the Lender to convert outstanding principal into shares of the Borrower’s common stock as set forth in the Note.

2.           Creation of a Security Interest; Subordination.

(a)           Grant of Security Interest.

 (i)          Borrower hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, all of Borrower’s right, title and interest in, to and under all the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times be a first priority perfected security interest in the Collateral other than with respect to Permitted Liens.  If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in writing of the general details thereof and grant to Lender a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

 (ii)         If this Agreement is terminated, Lender’s security interest in the Collateral shall continue until the Obligations are repaid in full.  Upon payment in full of the Obligations and at such time as Lender’s obligation to make Loan Advances has terminated, Lender shall, at Borrower’s sole cost and expense, release its security interest in the Collateral and all rights therein shall revert to Borrower.

(b)           Authorization to File Financing Statements.  Borrower hereby authorizes Lender to file financing statements, or any document similar thereto (including, without limitation, collateral agreements and filings with the United States Patent and Trademark Office), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion, and may include a notice that any disposition of the Collateral, either by Borrower or any other person, shall be deemed to violate the rights of Lender under the Code.

(c)           Subordination.  Notwithstanding anything contained herein to the contrary, and notwithstanding the date, manner or order of grant, attachment or perfection of any lien or security interest created hereunder or any other Loan Document, the Liens created hereby and by the other Loan Documents, and payment of the Obligations hereunder and under the Note, are each subordinated to the security interests and liens granted under the Existing Loan Agreements.

3.           Conditions of Loans.

(a)           Conditions Precedent to Loan Advances.  Lender’s obligation to make each Loan Advance is subject to satisfaction of the following conditions:

 (i)          The Borrower shall have received the Maximum Initial Loan Amounts (as defined under each of the Existing Loan Agreements) from Lender under each of the Existing Loan Agreements;

 (ii)         Receipt of an executed Notice of Borrowing (as defined below);

 (iii)        The representations and warranties in Section 4 shall be true in all material respects on the date of each Notice of Borrowing and each Loan Date (as defined below);

 (iv)       No Event of Default shall have occurred and be continuing or result from such Loan Advance;

 (v)        There shall not have occurred, in Lender’s sole discretion, any Material Adverse Change; and

 (vi)       Borrower shall have maintained compliance with the following financial measures, which shall be measured quarterly as of the end of each fiscal quarter (commencing with the quarter ended December 31, 2010):

(A)          Minimum Revenue.  Borrower’s revenues shall be no less than 90% of the amounts set forth in the Financial Projections for the relevant quarter.

(B)           Minimum EBITDA.  If the projected EBITDA in the Financial Projections for the relevant quarter is a positive number, Borrower’s EBITDA for such quarter shall be no less than 80% of the amounts set forth in the Financial Projections.  If the projected EBITDA in the Financial Projections for the relevant quarter is a negative number (loss), Borrower’s EBITDA (loss) for such quarter shall be no more than 120% of the amounts set forth in the Financial Projections.

(b)         Procedure for Borrowing.  Subject to the prior satisfaction of the conditions set forth in Section 3(a), to obtain a Loan Advance, Borrower shall give written notice to Lender in the form attached as Exhibit B (a “Notice of Borrowing”) not later than the tenth (10th) Business Day prior to the date of the proposed Loan Advance (a “Loan Date”).  Each Notice of Borrowing shall be in writing and shall specify (a) the Loan Date, (b) the account of Borrower to be funded and the wire instructions applicable thereto, (c) the purpose for which such Loan Advance shall be used; and (d) the amount of such proposed Loan Advance.  Each Loan Advance shall be in an amount of at least $100,000.  Lender shall not be required to make more than $400,000 in Loan Advances under this Agreement during any thirty day period.  Following Lender’s receipt of a Notice of Borrowing and satisfaction of the conditions set forth in Section 3(a), Lender shall deliver the applicable Loan Advance to Borrower on the Loan Date by wire transfer of immediately available funds to the account specified by Borrower.

4.           Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(a)         Binding Agreement.  The Loan Documents constitute or will constitute, when issued and delivered, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights in general, and general principles of equity.

(b)         Organization; Power; Authorization.  Each Borrower is a Registered Organization duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Each Borrower has all requisite power and authority (corporate and otherwise) to execute, deliver and perform the Loan Documents and to consummate the transactions contemplated thereby.  The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Borrower.

(c)           Non-Contravention.  Neither the execution and the delivery of the Loan Documents, nor the consummation of the transactions contemplated hereby, will (a) violate any injunction, judgment, order, decree, ruling, charge or any provision of Borrower’s charter documents, or, to Borrower’s knowledge, any restriction of any government, governmental agency, or court to which Borrower is subject, or (b) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject.

(d)           Collateral.

 (i)          Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except (A) Permitted Liens and (B) the Lien created under the Existing Loan Agreements. The security interests and Liens granted to Lender under this Agreement and the other Loan Documents to which Borrower is a party constitute valid and perfected first priority liens and security interests in and upon the Collateral to which Borrower now has or hereafter acquires rights other than with respect to Permitted Liens.  Borrower has no deposit accounts other than the deposit accounts described in Exhibit C, or of which Borrower has given Lender notice and taken such actions as are necessary to give Lender a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors. No obligations remain outstanding under the letter of credit secured by the Lien described in Section 9(p)(iii) hereof.

 (ii)         The Collateral is not in the possession of any third party bailee (such as a warehouse). None of the components of the Collateral shall be maintained at locations other than (A) the primary business address of Borrower, (B) collocation sites at which Borrower leases space and (C) storage facilities utilized by Borrower, in the case of (B) and (C) at such locations as have been previously disclosed to Lender.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lender in its sole discretion.

 (iii)        All Inventory is in all material respects of good and marketable quality, free from material defects.

 (iv)        Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Borrower’s intellectual property does not include any patents, nor does Borrower have any patents pending or any applications for patents on file. No part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge and except as previously disclosed to Lender, no claim has been made that any part of the intellectual property violates the rights of any third party.

 (v)        Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (A) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (B) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.  Borrower shall provide written notice to Lender within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely (in Borrower’s reasonable determination) to have a material impact on Borrower’s business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Lender  requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (Y) all such licenses or agreements to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (Z) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

(e)           Good Faith and Arm’s Length Transaction.  The loan contemplated by this Agreement is being made on a good faith, arms length basis on what the Borrower reasonably believes to be the best available market terms, Borrower reasonably believes in good faith that the terms and conditions of the Loan Documents are substantially equivalent to and at least as favorable in the aggregate as those Borrower would be able to receive from an unaffiliated lender.  After having reviewed its financial position and forecast, the Borrower reasonably believes that it will be in a position to repay all Loan Advances according to the terms of this Agreement.

(f)           Tax Returns and Payments.  Except as previously disclosed to Lender, and in no event in excess of $50,000 in the aggregate unpaid, Borrower has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender).  All information in tax returns, reports and declarations filed by Borrower is complete and accurate in all material respects.  Except as previously disclosed to Lender, and in no event in excess of $50,000 in the aggregate unpaid, Borrower has paid or caused to be paid prior to delinquency all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made by Borrower for the payment of all accrued and unpaid federal, state, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

5.           Covenants.

(a)           Affirmative Covenants.

 (i)          Maintenance of Properties.  Borrower shall maintain all tangible property included in the Collateral in good order and repair, subject to normal wear and tear, and make all needed and proper repairs to its properties so that Borrower’s business may be properly conducted at all times in accordance with prudent business management and in compliance with all governmental requirements and regulations;

 (ii)         Government Compliance.  Borrower shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to cause, or causes, a Material Adverse Change;

 (iii)        Intellectual Property Rights.  Borrower shall: (a) take reasonable steps to protect, defend and maintain the validity and enforceability of its intellectual property, (b) promptly advise Lender in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.  If after the date hereof Borrower (i) obtains any patent, registered trademark or service mark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or service mark, then Borrower shall provide written notice thereof to Lender on a quarterly basis and shall execute such intellectual property security agreements and other documents and take such other actions as Lender shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in such property.  If Borrower registers any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Lender with at least fifteen (15) days prior written notice of Borrower’s registration of such copyrights; (y) execute an intellectual property security agreement and such other documents and take such other actions as Lender may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Lender copies of all applications that it files for patents or for the registration of trademarks, service marks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Lender to perfect and maintain a first priority perfected security interest in such property;

 (iv)       Use of Proceeds.  Borrower shall use the proceeds of the Loan Advances solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes;

 (v)        Insurance.  Borrower shall, at all times, maintain with (in its reasonable determination) financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated;

 (vi)       Further Assurances.  Borrower shall execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s security interest in the Collateral or to otherwise effect the purposes of this Agreement.

(b)           Negative Covenants.  Borrower shall not, without Lender’s prior written consent:

 (i)         Dispositions.  Convey, sell, lease, transfer, assign or otherwise dispose of (collectively, “Transfer”), or permit any of its subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) of non-exclusive licenses for the use of the property of Borrower or its subsidiaries in the ordinary course of business;

 (ii)        Mergers; Acquisitions; Liquidations.  Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any other Person; acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; or liquidate, wind-up or dissolve (or suffer any liquidation, winding up or dissolution), terminate or discontinue its business.  A subsidiary may merge or consolidate into another subsidiary or into Borrower; provided that, in the case of a merger of a subsidiary into Borrower, Borrower shall remain the surviving entity;

 (iii)       Indebtedness.  Borrow money or engage in any debt or other financing transaction for borrowed money, except under this Agreement or the Existing Loan Agreements and except for trade payables incurred in the ordinary course of Borrower’s business individually in an amount of up to $25,000 individually or up to $100,000 in the aggregate;

(iv)        Encumbrances.  Create, incur, allow, or suffer any Lien on any Collateral, or assign or convey any right to receive income or permit any of Borrower’s subsidiaries to do so, or permit any Collateral not to be subject to the first priority security interest granted herein, in each case other than with respect to Permitted Liens; provided however, that Borrower shall not, directly or indirectly, (A) take any action to accelerate or increase the obligations secured by any Permitted Lien, or (B) draw on or otherwise utilize (or authorize any other person to take any such action) the letter of credit underlying the Lien described in Section 9(p)(iii) hereof;

(v)         Loans.  Make any loan to any Person except receivable, prepaid items or deposits incurred in the ordinary course of business; or

(vi)        Capital Expenditures.  Make nor agree to make any material capital expenditures.

6.           Representations and Warranties of Lender.

(a)           Binding Agreement.  This Agreement constitutes or will constitute, when issued and delivered, a valid and binding obligation of Lender, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights in general, and general principles of equity.

(b)           Organization; Power; Authorization.  Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Lender has full limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Lender of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action.

(c)           Non-Contravention.  Neither the execution and the delivery of the Loan Documents, nor the consummation of the transactions contemplated hereby, will (a) violate any injunction, judgment, order, decree, ruling, charge or any provision of Lender’s charter documents, or, to Lender’s knowledge, any restriction of any government, governmental agency, or court to which Lender is subject, or (b) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Lender is a party or by which it is bound or to which any of its assets are subject.

7.           Events of Default; Remedies Upon Default.

(a)           Events of Default.  The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

 (i)          Borrower fails to pay timely any of the principal and/or any accrued interest or other amounts due under the Loan Documents, or under any other loan agreement or promissory note among Borrower and Lender, when the same becomes due and payable;

 (ii)         Borrower (A) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (B) applies for or consents to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for Borrower or for a substantial part of Borrower’s assets; (C) makes a general assignment for the benefit of creditors; (D) becomes unable to, or admits in writing its inability to, pay its debts generally as they come due; or (E)  takes any corporate action in furtherance of any of the foregoing;

 (iii)        An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, sequestrator, conservator, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

 (iv)       One or more judgments for the payment of money in an amount, individually or in the aggregate,  that could reasonably be expected to have a material adverse effect on Borrower’s business or operations (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) are entered by a court of competent jurisdiction against Borrower which judgment remains undischarged, unsatisfied, unvacated or unstayed for a period of ten (10) days after such judgment becomes final and non-appealable (and Lender shall not be required to make any Loan Advances prior to the satisfaction, vacation or stay of such judgment, order or decree);

 (v)        A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Lender, or any creditor that has signed such an agreement with Lender breaches any terms of such agreement;

 (vi)       Any representation, warranty or other statement made by Borrower in the Loan Documents, or any other agreement or other document delivered in connection with any of the Loan Documents, shall prove to have been false or misleading in any material respect when made;

 (vii)      Borrower violates any covenant set forth in Section 5 hereof;

 (viii)     After the date hereof, Borrower grants any Person, other than Lender, any Lien or other encumbrance on all or any substantial part of its assets other than (A) with respect to Permitted Liens or (B) with respect to any Lien or other encumbrance that is junior in priority to the Lien created by Section 2 hereof;

 (ix)        There is a default in any agreement to which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount that could, in Lender’s sole discretion, reasonably be expected to result in a Material Adverse Change; provided, however, that the Event of Default under this Section 7(a)(ix) caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Lender receiving written notice from the party asserting such default of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (a) Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (b) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (c) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of Lender be materially less advantageous to Borrower; or

 (x)         any Loan Document, at any time after its execution and delivery and for any reason or the indefeasible satisfaction in full, in cash, of all the Obligations, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

(b)           Remedies Upon Default.

 (i)          Upon the occurrence of an Event of Default hereunder:

(A)           all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due and payable by Borrower (but if an Event of Default described in Section 7(a)(ii) or (iii) occurs, all Obligations are immediately due and payable without any action by Lender);

(B)           Lender may terminate its commitment to make additional Loan Advances;

(C)           Lender shall have the right to exercise all the remedies of a secured party under the Code, including without limitation the right to require Borrower to assemble the Collateral and to make it available to  Lender at a place designated by Lender. Borrower will pay any reasonable expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the exercise of any of Lender’s rights hereunder, including without limitation any expense incurred in disposing of the Collateral; and

(D)           Lender may proceed to protect and enforce its right by suit in the specific performance of any covenant or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents or may proceed to enforce the payment of the Loan Documents or to enforce any other legal or equitable rights as Lender may have, including exercising any right or remedies available to Lender under the Loan Documents and under the Code (including disposal of the Collateral pursuant to the terms thereof).

 (ii)         Any and all amounts (including principal, unpaid interest and all reasonable costs and expenses of collection, including reasonable attorneys’ fees) outstanding hereunder after an Event of Default shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum.

 (iii)        Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of Lender under this Agreement, Lender shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Borrower and of the revenues, issues, payments and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

 (iv)       If an Event of Default occurs, in addition to any other right under this Agreement, Lender shall have the right to require, in writing, the Borrower to hire either an independent management consultant with sufficient expertise in and knowledge of the business of the Borrower, or new management, and shall have the right to consent, in writing, to the independent management consultant, management personnel and/or company that the Borrower recommends as consultant or replacement management, as applicable.

(c)           Power of Attorney.  Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien (except for Permitted Liens), charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits.  Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Loan Advances hereunder.  Lender’s foregoing appointment as Borrower’s attorney-in-fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Loan Advances terminates.

(d)           Application of Payments and Proceeds.  If an Event of Default has occurred and is continuing, Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.  If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion.  If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

(e)           Lender’s Liability for the Collateral.  So long as Lender complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Lender customary for Persons in possession or having control of items similar to the Collateral, Lender shall not be liable or responsible for: (i) any loss or damage to the Collateral; (ii) any diminution in the value of the Collateral; or (iii) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.           Other Provisions.

(a)           Demand Waiver; Representations and Expenses.  Borrower waives presentment, notice of dishonor, protest and notice of protest of this Agreement and the Note and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of the Loan Documents, and shall pay reasonable out-of-pocket costs and expenses of collection when incurred by Lender, including, without limitation, reasonable attorneys’ fees and expenses.

(b)           Waivers; Remedies Cumulative.  Either party’s failure, at any time or times, to require strict performance by the other party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of such party thereafter to demand strict performance and compliance herewith or therewith. Any waiver is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy by a party is not a waiver, election, or acquiescence.

(c)           Binding Agreement; Governing Law.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

(d)           Further Assurances.  The parties hereto agree to execute and deliver all such other papers and documents and to take such other further actions that may be reasonably necessary or appropriate to carry out the terms of this Agreement.

(e)           Entire Agreement; Amendment.  The Loan Documents contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties regarding the subject matter hereof that are not set forth herein.  This Agreement may not be amended or revised except by a writing signed by Borrower and Lender.

(f)           Notices.  Any notices required or permitted to be sent to Borrower or Lender shall be delivered to the address of Borrower or Lender, as applicable, as set forth below.  All notices required or permitted hereunder, to be effective, shall be in writing and shall be deemed effectively given: (i) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day, or (ii) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

If to Borrower, to:

deltathree, Inc.
Jerusalem Technology Park – Bldg. #9
P.O. Box 48265, Jerusalem 91481, Israel
Attention: Chief Executive Officer
Facsimile: 011.972.2.649.1200

with a copy (which shall not constitute notice) to:

deltathree, Inc.
Jerusalem Technology Park – Bldg. #9
P.O. Box 48265, Jerusalem 91481, Israel
Attention: General Counsel
Facsimile: 011.972.2.649.1200

If to Lender, to:

D4 Holdings, LLC
349-L Copperfield Blvd, #407
Concord, NC 28025
Attention:  Robert Stevanovski, Manager
Facsimile:  704.260.3304

with a copy (which shall not constitute notice) to:

D4 Holdings, LLC
349-L Copperfield Blvd, #407
Concord, NC 28025
Attention:  General Counsel
Facsimile:  704.260.3304

(g)           Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.

(h)           Severability.  The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity or enforceability of any other provision hereof.

(i)            Captions.  The captions herein have been inserted solely for convenience of reference and in no way define, limit, or describe the scope or substance of any provision of this Agreement.

(j)            Interpretation.  All pronouns used herein shall include the masculine, feminine, and neuter gender as the context requires.  All defined terms shall include both the plural and singular case as the context requires.

(k)           Restriction on Assignment.  Notwithstanding anything herein to the contrary, Borrower shall not assign this Agreement without obtaining the prior written approval of Lender.  Lender may assign or transfer any of its rights or obligations under the Loan Documents without the consent of Borrower, and the provisions of the Loan Documents shall be binding upon and inure to the benefit of such assignee or transferee.  Any attempted assignment in violation of this Section 8(k) shall be void and the other party hereto shall not recognize any such purported assignment.

(l)            Borrower Matters.  Any Borrower may, acting singly, request a Loan Advance hereunder. Each Borrower hereby appoints each other Borrower as such Borrower’s agent for all purposes hereunder, including with respect to requesting Loan Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Loan Advances made hereunder, regardless of which Borrower actually receives said Loan Advances, as if each Borrower hereunder directly received all Loan Advances. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law.  Each Borrower waives any right to require Lender to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability hereunder. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement, any other Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 8(l) shall be null and void. If any payment is made to a Borrower in contravention of this Section 8(l), such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

(m)          Maximum Legal Rate.  Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Agreement, together with all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.  “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Lender in connection with this Agreement under applicable law.  In accordance with this paragraph, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.

9.           Definitions.  As used in this Agreement:

(a)           “Account” means all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

(b)           “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

(c)           “Board of Directors” means the board of directors of deltathree, Inc., a Delaware corporation.

(d)           “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or governmental action to close.

(e)           “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s security interest in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

(f)            “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit C.

(g)           “EBITDA” means, for any reporting period, Borrower’s consolidated earnings before stock-based compensation, interest, income taxes, depreciation and amortization.

(h)           “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

(i)            “Financial Projections” shall mean the projected financial results of the Borrower’s consolidated business provided to the Board of Directors on November 3, 2010, and any future financial projections prepared by management and presented to the Board of Directors at any regularly scheduled meeting of the Board of Directors.

(j)            “Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

(k)           “Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

(l)            “Loan Documents” means this Agreement and the Note, each as may be amended, restated, supplemented, varied or otherwise modified.

(m)           “Material Adverse Change” means (i) any impairment in the perfection or priority of Lender’s security interest in the Collateral, other than with respect to any Permitted Lien, or in the value of such Collateral; (ii) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower; or (iii) a material impairment in the prospect of repayment of any portion of the Obligations.

(n)           “Maturity Date” means the date that is three years from the date of the first Loan Advance under this Agreement.

(o)           “Obligations” means Borrower’s obligation to pay when due any debts, principal, interest, and other amounts Borrower owes Lender now or later under the Loan Documents.

(p)           “Permitted Liens” means the following, which under no circumstances will exceed the amounts set forth below: (i) the Lien provided to Jerusalem Technology Park Ltd., the landlord for the offices leased by the Israeli Subsidiary as of the date hereof, equal to approximately $140,000 as of the date hereof (and as adjusted pursuant to the Consumer Price Index) on the deposit in the bank account of the Israeli Subsidiary maintained at First International Bank of Israel Ltd., (ii) the Lien provided to First International Bank of Israel Ltd. equal to approximately $30,000 as of the date hereof on the deposit in the bank account of the Israeli Subsidiary maintained at First International Bank of Israel Ltd., and (iii) Liens pursuant to the Existing Loan Agreements, as amended, restated, modified, or supplemented from time to time, or pursuant to agreements entered into pursuant thereto.

(q)           “Person” means an individual, corporation association, partnership, limited liability company, joint venture, trust, government, agency department or any other entity.

(r)            “Previously disclosed to Lender” means those matters described in writing in the disclosure letter provided by Borrower to Lender on the date of this Agreement.

(s)           “Records” means all of Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

(t)            “Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement as of the date first above written.

BORROWER:		LENDER:

DELTATHREE, INC.		D4 HOLDINGS, LLC

By: Praescient, LLC, its Manager
By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President		By:	/s/ Robert Stevanovski
Name: Robert Stevanovski
Title: Manager
DELTA THREE ISRAEL, LTD.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President

DME SOLUTIONS, INC.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President

Exhibit A

Form of Convertible Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.  ANY SUCH DISPOSITION MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Up to $1,600,000	March 2, 2011

FOR VALUE RECEIVED, DELTATHREE, INC., a Delaware corporation, DELTA THREE ISRAEL, LTD., an Israeli company, and DME SOLUTIONS, INC., a New York corporation (jointly and severally, the “Borrower”), hereby absolutely, irrevocably, unconditionally and jointly and severally promises to pay to the order of D4 HOLDINGS, LLC, a Delaware limited liability company (“Lender”), in United States dollars and in immediately available funds, the principal sum of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000), or such lesser amount as may be advanced by Lender to the Borrower from time to time in accordance with the terms and conditions of that certain Loan and Security Agreement dated of even date herewith, between the Borrower and Lender (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”), together with interest thereon, as provided in the Loan Agreement; provided, however, that upon conversion of any principal due under this Convertible Promissory Note (this “Note”) into Conversion Shares pursuant to and subject to the terms of Section 4 hereof, such conversion will constitute the discharge of such principal so converted under this Note to the extent herein provided.  The aggregate principal amount outstanding under this Note shall not exceed one million six hundred thousand dollars ($1,600,000).  This Note is subject to all of the terms and conditions set forth in, and such terms and conditions are hereby incorporated herein by reference to, the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

1.           The obligations of the Borrower evidenced by this Note are secured as set forth in the Loan Agreement.  Payment of such obligations, and the liens securing such obligations, are subordinated as set forth in the Loan Agreement

2.           Except as otherwise provided in the Loan Documents, all outstanding principal and interest with respect to Loan Advances shall be due and payable in full on the Maturity Date.  The daily unpaid principal balance outstanding under this Note shall bear interest at the rate(s) set forth in the Loan Agreement.  All payments in respect of amounts outstanding under this Note shall be paid in immediately available funds to the account(s) specified by Lender from time to time.  Any payment due in respect of this Note which falls due on a day other than a Business Day shall be made on the next Business Day.

3.           Upon the occurrence of an Event of Default, Lender shall have, and shall be entitled to exercise, all of the rights and remedies set forth in the Loan Agreement and the other Loan Documents.

4.           Conversion

(a)           Optional Conversion.  The Lender may, at any time and from time to time prior to the Maturity Date, upon giving written notice to the Borrower, elect to convert all or any portion of the outstanding principal amount of this Note  into that number of whole shares of the Borrower’s Common Stock (or such other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms ) (“Conversion Shares”) as is determined by dividing (x) such principal amount by (y) $.08 (the “Conversion Price Per Share”),  subject to adjustment as provided in this Section 4.  Any accrued and unpaid interest outstanding on the portion of this Note being converted, at the time of such conversion will become immediately due and payable to the Lender in cash.  Any accrued and unpaid interest on the principal portion of this Note that is not converted shall be due and payable in accordance with the Loan Agreement.

(b)           Reservation.  The Borrower will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note into Conversion Shares, such number of shares of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of this Note into Conversion Shares in full.  If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of this Note into Conversion Shares, the Borrower will take such action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as is sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its certificate of incorporation.  The Borrower further agrees that all shares of Common Stock that may be issued upon the conversion of the rights represented by this Note will be duly authorized and will be validly issued, fully paid and non-assessable, free from all taxes, Liens (other than Liens created by Lender), charges and preemptive rights with respect to the issuance thereof, other than restrictions imposed by federal and state securities laws.

(c)           Mechanics of Conversion; Delivery of Shares.  Upon total or partial conversion of this Note, the Lender will surrender the original of this Note, duly endorsed, to the Borrower at its principal office.  The Borrower will deliver a certificate or, if requested by the Lender, certificates for Conversion Shares issuable on conversion of this Note as soon as practicable after surrender of this Note for conversion (bearing such legends as may be required in the reasonable opinion of counsel to the Borrower), but the Person or Persons to whom such certificates are issuable will be considered the holder of record of the Conversion Shares from the time this Note is surrendered by the Lender.  If less than all of the outstanding principal amount of this Note is converted pursuant to Section 4(a), the Borrower will additionally deliver to the Lender an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Lender.  Upon the conversion of this Note, all rights of the Lender, except the right to receive the Conversion Shares in accordance with this Article 4, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(d)           Fractional Shares. In lieu of issuing fractional shares upon conversion of all or any portion of this Note, the Borrower shall pay cash in an amount equal to the product of the then applicable Conversion Price Per Share and the number of fractional shares that would otherwise be issuable hereunder.

(e)           Adjustment.  The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price Per Share therefor are subject to adjustment upon the occurrence of any of the following events between the Issue Date and the date that all Obligations hereunder are repaid or this Note is converted into Conversion Shares:

 (i)          Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Conversion Price Per Share of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

 (ii)         Adjustment for Other Dividends and Distributions. In case the Borrower shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (i) securities of the Borrower or (ii) other assets or property, then, and in each such case, the Lender, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the number of Conversion Shares issuable upon such exercise prior to such date, the securities or such other assets of the Borrower to which the Lender would have been entitled upon such date if the Lender had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

 (iii)        Adjustment for Reorganization, Consolidation, Merger.  In case of any reorganization, reclassification or similar event involving the Borrower (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note) after the initial issuance date of this Note, or in case, after such date, the Borrower (or any such corporation) shall consolidate with or merge with another entity, then, and in each such case, the Lender, upon the conversion of this Note at any time after the consummation of such reorganization, consolidation or merger, will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Lender would have been entitled upon the consummation of such reorganization, consolidation or merger if the Lender had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Borrower) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the Lender, to the end that the provisions set forth in this Section 4 will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.  The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Borrower) will duly execute and deliver to the Lender a supplement hereto reasonably acceptable to the Lender acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

 (iv)       Conversion of Stock.  In case all the authorized Common Stock of the Borrower is converted, pursuant to the Borrower’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Lender, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Lender would have been entitled to receive upon the Termination Date if the Lender had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

(f)           Certificate of Adjustments.  The Borrower will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price Per Share or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Lender in accordance with the provisions of this Section 4.  The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based.

(g)           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price Per Share or in the number of Conversion Shares issuable upon its conversion.

5.           General

(a)           The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  No release of any security for the payment of this Note or extension of time for payment of this Note, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other Person shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

(b)           Each right, power and remedy of Lender under this Note, the Loan Agreement, any other Loan Document, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.  No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note, the Loan Agreement, any other Loan Document, or to exercise any right, power or remedy consequent upon an Event of Default shall constitute a waiver thereof, or preclude Lender from exercising any such right, power or remedy.  No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the Borrower and Lender. This Note shall inure to the benefit of and be binding upon the Borrower and Lender and their respective successors and assigns; provided that except as set forth in the Loan Agreement, the Borrower shall have no right to assign any of its rights or delegate any of its obligations under this Note; and provided further that there shall be no restrictions of any nature on Lender’s right to assign this Note or its rights hereunder.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision.  This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Delaware (without regard to its conflicts of laws principles).

[signature page follows]

IN WITNESS WHEREOF, this Convertible Promissory Note has been duly executed by the undersigned as of the day and year first above written.

BORROWER:

DELTATHREE, INC.

By:
Name: Effi Baruch
Title: CEO and President

DELTA THREE ISRAEL, LTD.

By:
Name: Effi Baruch
Title: CEO and President

DME SOLUTIONS, INC.

By:
Name: Effi Baruch
Title: CEO and President

Exhibit B

Form of Notice of Borrowing/Loan Advance Request

NOTICE OF BORROWING/LOAN ADVANCE REQUEST

Date:  [________], 20__

D4 HOLDINGS, LLC
349-L Copperfield Blvd, #407
Concord, NC 28025

Attention:                 Robert Stevanovski, Manager

Advance Request:   Loan and Security Agreement

Dear Robert:

Reference is made to that certain Loan and Security Agreement (as from time to time amended, restated, varied, supplemented or otherwise modified, the “Loan Agreement”), dated as of March 2, 2011, by and between (i) deltathree, Inc., a Delaware corporation, Delta Three Israel, Ltd., an Israeli company, and DME Solutions, Inc., a New York corporation (jointly and severally, the “Borrower”), and (ii) D4 Holdings, LLC, a Delaware limited liability company (“Lender”).

This is a Notice of Borrowing.  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

1.	LOAN ADVANCE REQUEST

In accordance with the Loan Agreement, the undersigned hereby requests that Lender make a Loan Advance as follows:

a.	Loan Date: [________], 20__

b.	Amount of Loan Advance: US$[___________],1 to be disbursed as follows:

[INSERT APPLICABLE BORROWER]

Account Information
[INSERT APPLICABLE INFORMATION]

c.	Purpose for which Loan Advance will be used: ______________________.

2.	CERTIFICATION

The Borrower hereby certifies that (a) the representations and warranties in Section 4 of the Loan Agreement are true in all material respects as of the date hereof, (b) no Event of Default (i) has occurred that is continuing as of the date hereof or (ii) will result from the Loan Advance requested hereunder, and (c) no Material Adverse Change has occurred.

Sincerely,

[INSERT APPLICABLE BORROWER]

1           At least $100,000.

Exhibit C

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

1.	All Accounts and other indebtedness owed to Borrower;

2.
All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, intellectual property, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, technology, software, know-how, designs, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, investment property, letters of credit, proceeds of letters of credit, bankers’ acceptances and guaranties;

3.
All present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower, including without limitation any such items now or hereafter held or received by or in transit to Lender or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

4.	All Inventory;

5.	All Equipment;

6.	All Records; and

7.
All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.